[PIONEER FINANCIAL SERVICES, INC. LOGO]
             PIONEER FINANCIAL SERVICES, INC.
                       - Since 1932 -                   IRA APPLICATION

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
-----------------------------------------------------------    You may qualify for a fully deductible IRA. See reverse side for
1. PARTICIPANT:                                                details. Pioneer IRA's receive a high rate of return with no costs or fees. All income is tax-deferred until withdrawal after age 591/2.
-----------------------------------------------------------    (Federal IRA rules provide for substantial penalties for withdrawal
First Name       Middle Initial      Last Name                 before age 591/2.)

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Street Address                                                                               INTEREST
                                                                                        COMPOUNDED ANNUALLY
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City             State               Zip Code                           TERMS             $1,000 - $9,999     $10,000 and over
                                                               ---------------------------------------------------------------------
-----------------------------------------------------------          12-35 months            1.75% APY           2.00% APY
Social Security Number               Date of Birth             ---------------------------------------------------------------------
                                                                     36-59 months            4.50% APY           5.00% APY
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Daytime Phone                        Evening Phone                   60-95 months            6.50% APY           7.00% APY
                                                               ---------------------------------------------------------------------
-----------------------------------------------------------         96-119 months            8.50% APY           9.00% APY
2. CONTRIBUTION TYPE:                                          ---------------------------------------------------------------------
   Please check your contribution type. Enclose a check               120 months             9.00% APY           9.50% APY
   made payable to Pioneer Financial Services (unless you      ---------------------------------------------------------------------
   are making a transfer)
                                                                                    Quotation Rate Good Through
  [] Regular IRA Contribution (For current year unless you                                December 31, 2004
     specify different year.)                                                             -----------------
  [] Roth IRA Contribution (For current year unless you
     specify different year.)    _________                                  --------------------------------------------------------

  [] SEP Contributions    [] IRA to IRA Transfer               4. NEW CERTIFICATE AUTHORIZATION
                             (Complete Section 3)
  [] Direct Transfer/Rollover From Employer Plan               I hereby tender payment for, and authorize and direct Pioneer
  [] Rollover  Check in the amount of $_________  made         Financial Services (PFS), Custodian, to purchase in the amount and
     payable to Pioneer Financial Services is enclosed.        for the term indicated below, a PFS Investment Note as described in the current prospectus of PFS, a copy of which I received, have read,
     This represents a Rollover from:                          and understand. I also understand PFS is an IRA custodian only, and is not rendering investment or tax advice regarding the advisability
     [] IRA (or SEP IRA)         [] SIMPLE IRA                 of this investment.
     [] Qualified Plan or 401(k) [] Governmental
     [] 403(b) Plan                 457(b) Plan                Amount $_____________________________________________________________

     Date qualifying distribution was made ____________        Term _________________________________________________ months

  o  Rollovers of eligible distributions must be made          Rate ______________________%   Date _____________________
     within 60 days of your receipt of the distribution.
  o  Rollovers from another IRA cannot be done if a            X
     similar rollover has been made within the 12 months       ---------------------------------------------------------------------
     immediately preceding the date of issue of this Note      Signature
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3. TRANSFER INFORMATION:                                       ---------------------------------------------------------------------
   Complete only if you are making an IRA to IRA transfer.
A) Resigning IRA Custodian Information                         An IRA Disclosure Statement, Custodial Agreement and Designation of
                                                               Beneficiary forms will be mailed to you once your application is
-----------------------------------------------------------    received. Please call
Resigning IRA Custodian                                        816/756-2020 or 1-800-336-5141 for further details and assistance in choosing your IRA. Pioneer will give current rate quotations by
-----------------------------------------------------------    telephone. Your certificate will be issued at the rate in effect on
Street Address or Post Office Box                              the date of receipt and that rate will remain fixed for the term of the certificate. The certificate cannot be issued and the IRA opened
-----------------------------------------------------------    until you have received the IRA Disclosure
City             State               Zip Code                  Statement and a seven-day revocation period has elapsed.

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Phone Number     Contact Person (if available)

B) Transfer Instructions
Please liquidate all assets (or $________) in my
Account Number ______________ [] immediately [] at maturity
and remit proceeds payable to Pioneer Financial Services
to the following address:     4700 Belleview, Suite 300
                              Kansas City, MO  64112


X
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Signature (sign here and in Section 4)      Date
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                    2004 REGULAR IRA CONTRIBUTION INFORMATION

                Who Is Eligible For A Full Or Partial Deduction?

All persons under age 701/2 having earned income are eligible to contribute to an IRA with all interest or earnings tax-deferred until withdrawn at retirement. The maximum contribution amount is limited to the lesser of $3,000 per worker or 100% of income. IRA rollovers have been significantly expanded under new laws. Also, if you will be age 50 or over at the end of 2004, your contribution limit is increased by $500. However, persons having pension/retirement plan coverage at work may be limited as to the amount of the contribution which is deductible from current year income. To determine whether you are eligible to take a full or partial deduction with respect to a traditional IRA, or contribute with no deduction but with tax deferred interest, refer to the chart below:

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Modified Adjusted             COVERED by a Retirement Plan            NOT COVERED by a Retirement Plan
Gross Income*                 at work, filing status:                 at work, filing status:
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At                 but        Single or   Married-joint   Married-    Married-joint    Married-separate  Single or   Married-Joint
least              less       Head of     or Qualifying   separate    (Spouse is       (Spouse is        Head of      Or Separate
                   than       Household   Widow(er)                   covered by a     covered by a      Household  (Neither Spouse
                                                                      Retirement Plan  Retirement Plan)                 Covered)
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
$       0          $  10,000  FULL        FULL             Partial**  FULL             Partial**
$  10,000          $  45,000  FULL        FULL             None       FULL             None
$  45,000          $  55,000  Partial**   FULL             None       FULL             None                  Full Deduction Allowed
$  55,000          $  65,000  None        FULL             None       FULL             None                 Without Regard to Income
$  65,000          $  75,000  None        Partial**        None       FULL             None
$  75,000          $150,000   None        None             None       FULL             None
$150,000           $160,000   None        None             None       Partial**        None
$160,000 or Over              None        None             None       None             None
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*AGI, Form 1040, plus certain amounts are added back.
** Partial deductions are permitted; see IRS Form 1040 (or Publication 590) for full details.

Even if you're NOT eligible for a tax deduction, your $3,000 contribution earns interest that's tax-deferred until withdrawn.

                        No Brokerage Commissions Or Fees

Pioneer can save you a considerable amount of money because you NEVER pay any commissions or fees of any kind. EVERY penny you contribute to your IRA works for you by earning interest.

                          IRA Interest Is Tax-Deferred

The interest on you IRA compounds tax-free until withdrawal, at which time your tax bracket may be much lower.

                              What About My Spouse?

If your spouse is employed, he or she can set up a separate IRA with a $3,000 limit ($3,500 if age 50 or older), or 100% of earned income, whichever is less.

If your spouse has no earned income for the year, you can start an IRA in your spouse's name with a contribution up to $6,000 for both of you. A new contribution can be made every year. Your contributions may be split however you choose as long as not more than $3,000 is contributed into either IRA and the minimum investment amount of $1,000 is maintained. You must file a joint tax return to qualify for this plan.

                   When Can I Withdraw The Funds From My IRA?

If your IRA is funded with a Pioneer Certificate, you may only withdraw your funds at maturity of the Certificates (if before age 59 1/2, this may be subject to a government tax penalty). You may withdraw your interest from your Pioneer IRA anytime and over age 59 1/2 there is no tax penalty. In the event of death, your named IRA beneficiary will receive the total balance of your IRA in accordance with government regulations in effect on that date. At age 70 1/2 disbursements will start to liquidate your IRA over your remaining life expectancy regardless of the certificate's maturity date.

                If Interest Rates Drop, Will My Rate Be Reduced?

Not if your IRA is funded with a Pioneer Certificate where the rate is guaranteed until maturity at which time you have the options to withdraw your funds or renew at the then current rate. In the event of death, your named IRA beneficiary can continue to receive the high interest rate to maturity of your Pioneer Certificate.

                    TIME IS MONEY! INVEST IN YOUR IRA TODAY!!

*This is general information on the tax aspects of an IRA and is not intended as specific advice concerning your personal tax situation. Please consult with your professional tax advisor before contributing money to an IRA plan.